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                                                                   EXHIBIT 10.01


                                2006-2 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
       (MOST RECENTLY AMENDED AND RESTATED EFFECTIVE AS OF MARCH 27, 2003)

                                   ----------

                  This 2006-2 Amendment to the STEELCASE INC. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN ("Plan") is adopted by Steelcase Inc. ("Employer"). The amendment is effective as of March 1, 2005, except as otherwise indicated.

                  Pursuant to Section 7.1 of the Plan, Employer amends the Plan as follows:

                                       A.

                  Section 2.16 is amended as follows:

                  2.16 "PARTICIPANT" means an Employee designated by the Compensation Committee pursuant to Section 4.1 (Participation) who is a member of executive management or other key employee. The term also includes former Active Participants with respect to whom benefits of the Plan remain payable.

                                       B.

                  Section 4 is amended as follows:

                                    SECTION 4

                                   ELIGIBILITY

                  4.1 Participation. Participation in the Plan shall be limited to Participants. The Compensation Committee shall review and designate each eligible individual to be enrolled as a Participant. A Participant shall commence participation in the Plan effective as of the date specified by the Compensation Committee for that Participant.

                  4.2 Termination of Active Participation. A Participant is considered to be actively participating in the Plan from the date participation begins under Section 4.1 (Participation) until the earliest of:



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                           (a) The date his or her active participation is
                  terminated by the Compensation Committee for any reason;

                           (b) The date he or she is no longer a member of
                  executive management or other key employee (unless the Compensation Committee designates the Participant for continued active participation in the Plan pursuant to Section
                  4.1 (Participation)); or

                           (c) The date of his or her termination of employment
                  from the Company for any reason.

A Participant's vested percentage shall be determined under Section 5 (Vesting) as of the date of his or her termination of active participation and thereafter shall not increase.

                  4.3 Final Termination of Participation. A Participant shall cease all participation in the Plan when he or she is no longer entitled to any benefits under the Plan.

                                       C.

                  In all other respects, the Plan is unchanged.

                  IN WITNESS OF WHICH, Employer executes this 2006-2 Amendment to the Plan.


                                 STEELCASE INC.


Dated: May 23, 2005              By  /s/ Nancy W. Hickey
                                     -------------------
                                     Nancy W. Hickey

                                 Its Sr. Vice President, Chief Administrative
                                     Officer



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